As filed with the Securities and Exchange Commission on March 5, 2025
Registration No. 333-_____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Editas Medicine, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-4097528
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11 Hurley Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)
2015 Stock Incentive Plan
(Full Title of the Plans)
Gilmore O’Neill
President and Chief Executive Officer
Editas Medicine, Inc.
11 Hurley Street
Cambridge, Massachusetts 02141
(Name and Address of Agent For Service)
(617) 401-9000
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
This Registration Statement on Form S-8, relating to the 2015 Stock Incentive Plan of Editas Medicine, Inc. (the “Registrant”), is being filed to register 2,923,076 additional shares of common stock, $0.0001 par value per share, of the Registrant (the “Common Stock”) under the 2015 Stock Incentive Plan pursuant to the provisions of the 2015 Stock Incentive Plan providing for an automatic increase in the number of shares reserved and available for issuance under the 2015 Stock Incentive Plan on January 1, 2025. The additional shares are the same class as other securities relating to the 2015 Stock Incentive Plan for which a registration statement on Form S-8 has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the following Registration Statements on Form S-8 previously filed by the registrant with the Securities and Exchange Commission:
(1)    Registration Statement on Form S-8, File No. 333-209351, filed with the Securities and Exchange Commission on February 3, 2016 by the Registrant, relating to the Registrant’s 2013 Stock Incentive Plan, 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan.
(2)    Registration Statement on Form S-8, File No. 333-216445, filed with the Securities and Exchange Commission on March 3, 2017 by the Registrant, relating to the Registrant’s 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan.
(3)    Registration Statement on Form S-8, File No. 333-223529, filed with the Securities and Exchange Commission on March 8, 2018 by the Registrant, relating to the Registrant’s 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan.
(4)    Registration Statement on Form S-8, File No. 333-230266, filed with the Securities and Exchange Commission on March 14, 2019 by the Registrant, relating to the Registrant’s 2015 Stock Incentive Plan and 2015 Employee Stock Purchase Plan.
(5)    Registration Statement on Form S-8, File No. 333-236662, filed with the Securities and Exchange Commission on February 26, 2020 by the Registrant, relating to the Registrant’s 2015 Stock Incentive Plan, 2015 Employee Stock Purchase Plan, Inducement Stock Option Awards (October 2019 – January 2020), and Inducement Restricted Stock Unit Awards (October 2019 – January 2020).
(6)    Registration Statement on Form S-8, File No. 333-253716, filed with the Securities and Exchange Commission on March 1, 2021 by the Registrant, relating to the Registrant’s 2015 Stock Incentive Plan, 2015 Employee Stock Purchase Plan, Inducement Stock Option Award (November 2020), and Inducement Restricted Stock Unit Award (November 2020).
(7)    Registration Statement on Form S-8, File No. 333-262977, filed with the Securities and Exchange Commission on February 24, 2022 by the Registrant, relating to the Registrant’s 2015 Stock Incentive Plan, 2015 Employee Stock Purchase Plan, Inducement Stock Option Awards (June 2021), and Inducement Restricted Stock Unit Awards (June 2021).
(8)    Registration Statement on Form S-8, File No. 333-269917, filed with the Securities and Exchange Commission on February 22, 2023 by the Registrant, relating to the Registrant’s 2015 Stock Incentive Plan and Inducement Stock Option Awards (June 2022 – July 2022).
(9)    Registration Statement on Form S-8, File No. 333-277459, filed with the Securities and Exchange Commission on February 28, 2024 by the Registrant, relating to the Registrant’s 2015 Stock Incentive Plan and Inducement Stock Option Awards (May 2023 – September 2023).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits.

Number	Description
4.1(1)	Restated Certificate of Incorporation of the Registrant
4.2(2)	Amended and Restated By-Laws of the Registrant
5.1	Opinion of Wilmer Cutler Pickering Hale & Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale & Dorr LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm
24.1	Power of attorney (included on the signature pages of this registration statement)
99.1(3)	2015 Stock Incentive Plan
107	Filing Fee Table
_____________
(1)Previously filed with the Securities and Exchange Commission on February 8, 2016 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37687) and incorporated herein by reference.
(2)Previously filed with the Securities and Exchange Commission on December 10, 2024 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37687) and incorporated herein by reference.
(3)Previously filed with the Securities and Exchange Commission on January 4, 2016 as Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (File No. 333-208856) and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on March 5, 2025.

EDITAS MEDICINE, INC.

By:	/s/ Gilmore O’Neill
Gilmore O’Neill
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of Editas Medicine, Inc., hereby severally constitute and appoint Gilmore O’Neill, Erick Lucera and Damien Grierson and each of them singly, our true and lawful attorneys with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Editas Medicine, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gilmore O’Neill	President, Chief Executive Officer and Director (principal executive officer)	March 5, 2025
Gilmore O’Neill

/s/ Erick Lucera	Chief Financial Officer (principal financial and accounting officer)	March 5, 2025
Erick Lucera

/s/ Jessica Hopfield	Chair of the Board of Directors	March 5, 2025
Jessica Hopfield, Ph.D.

/s/ Bernadette Connaughton	Director	March 5, 2025
Bernadette Connaughton

/s/ Andrew Hirsch	Director	March 5, 2025
Andrew Hirsch

/s/ Elliott Levy	Director	March 5, 2025
Elliott Levy

/s/ David Scadden	Director	March 5, 2025
David Scadden, M.D.